Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 140 to the Registration Statement on Form N-1A of Fidelity Securities Fund: Fidelity Growth & Income Portfolio and Fidelity Blue Chip Value Fund of our reports dated September 12, 2019; Fidelity Dividend Growth Fund, Fidelity Small Cap Growth Fund, Fidelity Small Cap Value Fund and Fidelity Small Cap Growth K6 Fund of our reports dated September 13, 2019; and Fidelity Leveraged Company Stock Fund of our report dated September 17, 2019, relating to the financial statements and financial highlights included in the July 31, 2019 Annual Reports to Shareholders of the above referenced funds which are also incorporated by reference into the Registration Statement.

We also consent to the references to our Firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/PricewaterhouseCoopers LLP Boston, Massachusetts September 19, 2019